

# Q2 2025 Earnings Call

RGC Resources

May 8, 2025

# Forward-Looking Statements

The statements in this presentation contain forward-looking statements that relate to future transactions, events or expectations. In addition, Resources may announce or publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, investments, inflation, rate making, technological developments, new products, research and development activities, operational impacts and similar matters. These statements are based on management's current expectations and information available at the time of such statements and are believed to be reasonable and are made in good faith. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company's business include, but are not limited to those set forth in the following discussion and within Items 1A "Risk Factors" and 1C "Cybersecurity" of the Company's 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is available at www.sec.gov and on the Company's website at www.rgcresources.com. These factors are difficult to predict and many are beyond the Company's control. Accordingly, while the Company believes its forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. When used in the Company's documents or news releases, the words "anticipate," "believe," "intend," "plan," "estimate," "predict," "target," "expect," "objective," "projection," "potential," "forecast," "budget," "assume," "indicate" or similar words or future or conditional verbs such as "will," "would," "should," "can," "could," "may" or "might" are intended to identify forward-looking statements.

Forward-looking statements reflect the Company's current expectations only as of the date they are made. The Company assumes no duty to update these statements should expectations change or actual results differ from current expectations except as required by applicable laws and regulations.

# Agenda

- Q2 2025 Highlights
  - Operations
  - Financial
- 2025 Outlook
- Questions



# Customer and Infrastructure Growth

| Expansion | Renewal |
| --- | --- |
| 2.7 miles main | 1.9 miles main |
| 359 services | 159 services |

# QTD Gas Volumes


DTHs Delivered
Q2 2025
Q2 2024
Thousands
2,500
2,000
1,500
1,000
500
-
Residential
Commercial
Industrial

## Q2 2025 vs Q2 2024

| | |
|---|---|
| Total Volumes | 20% |
| Commercial & Industrial Volumes | 21% |
| Heating Degree Days | 21% |

# YTD Gas Volumes


DTHs Delivered
YTD 2025
YTD 2024
Thousands
3,500
3,000
2,500
2,000
1,500
1,000
500
-
Residential
Commercial
Industrial

## YTD 2025 vs YTD 2024

| | |
|---|---|
| Total Volumes | 18% |
| Commercial & Industrial Volumes | 22% |
| Heating Degree Days | 16% |

# Regulatory Update

Rate Case

- Final order in early April
- $4.08M additional annual revenue
- 9.90% ROE, 59% equity ratio

Rider Updates

- RNG – expect to file May 2025
- SAVE – expect to file June 2025

# Roanoke Gas CapEx YTD


$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
Millions
2025
2024


MVP Growth
$0.1
Customer
Growth & System
Expansion
$3.0
Utility & IT
Upgrades
$2.6
SAVE Rider
$5.0

**$0.6 million or**
**5.2% decrease**

# Consolidated Financial Results

## For the periods ended March 31,

*(Presented in thousands, except per share data)*

| | Three Months Ended | | Year to Date | |
|---|---|---|---|---|
| | 2025 | 2024 | 2025 | 2024 |
| Operating revenues | $ 36,462 | $ 32,660 | $ 63,752 | $ 57,079 |
| Operating expenses | 26,062 | 24,030 | 46,024 | 41,797 |
| Operating income | 10,400 | 8,630 | 17,728 | 15,282 |
| Earnings of unconsolidated affiliate | 801 | 1,229 | 1,655 | 2,697 |
| Other income, net | 463 | 89 | 937 | 210 |
| Interest expense | 1,630 | 1,566 | 3,410 | 3,203 |
| Income before income taxes | 10,034 | 8,382 | 16,910 | 14,986 |
| Income tax expense | 2,358 | 1,939 | 3,964 | 3,523 |
| **Net income** | **$ 7,676** | **$ 6,443** | **$ 12,946** | **$ 11,463** |
| | | | | |
| **Basic earnings per share** | **$ 0.74** | **$ 0.63** | **$ 1.26** | **$ 1.14** |
| **Diluted earnings per share** | **$ 0.74** | **$ 0.63** | **$ 1.26** | **$ 1.13** |

# Consolidated Balance Sheet

## As of March 31,

*(Presented in thousands)*

| | 2025 | 2024 |
|---|---|---|
| **Assets** | | |
| Current assets | $ 25,778 | $ 28,526 |
| Utility property, net | 267,560 | 254,140 |
| Other non-current assets | 33,083 | 30,694 |
| **Total Assets** | $ 326,421 | $ 313,360 |
| | | |
| **Liabilities and Stockholders' Equity** | | |
| Current maturities of long-term debt | $ 26,600 | $ 125 |
| Other current liabilities | 18,889 | 21,577 |
| Long-term debt, net | 115,227 | 135,917 |
| Deferred credits and other non-current liabilities | 47,872 | 45,197 |
| **Total Liabilities** | 208,588 | 202,816 |
| **Stockholders' Equity** | 117,833 | 110,544 |
| **Total Liabilities and Stockholders' Equity** | $ 326,421 | $ 313,360 |

# 2025 Outlook

- Economic development
- Capital forecast
- Earnings



# Economic Development

- Regional Activity

novonesis

Munters

Integer®

The Tiny Cargo Company

- Broader Trends
  - Data centers and energy
  - MVP
  - Medical

# 2025 Capital Forecast

| | |
|---|---|
| SAVE & Renewals | $ 9.5 |
| Utility & IT Upgrades | 6.0 |
| Customer Growth & System Expansion | 6.0 |
| MVP Growth | 0.3 |
| Total | $21.8 |


28%
1%
43%
28%

# Earnings Per Share



$1.30
$1.24
$1.18
$1.12
$1.06
$1.00
$1.16
$1.27
$1.22
2024 Actual
2025 Forecast
Dividend Payout Ratio:
65%
68%
EPS
Range

RGC Resources™